EXHIBIT 99.1

Consolidated Communications Completes Debt Refinancing

MATTOON, Ill., Oct. 05, 2016 (GLOBE NEWSWIRE) -- Consolidated Communications Holdings, Inc. (Nasdaq:CNSL) (“Company”) announced today that it completed a refinancing of its secured term debt resulting in an extension of maturities, significant interest savings and an increase to its revolving loan facility.

The Company issued Incremental Term Loans in the aggregate amount of $900 million with a maturity of October 5, 2023.  Proceeds will be used to pay off the outstanding principal amount of approximately $885 million, which was scheduled to mature on December 23, 2020, and for fees and general corporate purposes.

The new Incremental Term Loan facility has an interest rate of LIBOR plus 3.00% with a 1.00% LIBOR floor.  The debt will be amortized at the same 1.0% rate per year. The terms, conditions and covenants of the new Incremental Term Loan facility are materially consistent with those in the previous facility, except for the secured leverage incurrence test, which was increased to 3.00 from 2.75 times to one.

The Company also issued a revolving loan facility of $110 million with a maturity of October 5, 2021 replacing the previous $75 million facility that was scheduled to mature in December of 2018.  The spread on the revolving loan facility consists of a range of 2.50% to 3.25% based upon the Company’s “Total Net Leverage Ratio” (as such term is defined in the Third Amended and Restated Credit Agreement) and did not change as part of this refinancing.

“The existing bank market environment is attractive and we viewed this as an opportunity to achieve interest savings, extend maturities and enhance liquidity,” said Steve Childers, Chief Financial Officer.  “The successful refinancing will provide more than $2 million per year in annual interest savings and provides us with more flexibility for future acquisitions.  We were very pleased with support from our existing bank group as well as from several new lenders.”

Wells Fargo Securities, LLC was the left lead arranger and bookrunner.  Morgan Stanley Senior Funding, Inc., Mizuho Bank LTD. and TD Securities (USA) LLC were joint lead arrangers and joint bookrunners.

About Consolidated
Consolidated Communications Holdings, Inc. is a leading broadband and business communications provider throughout its 11-state service area.  The Company leverages its advanced fiber optic network and multiple data centers to offer a wide range of communications solutions, including data, voice, video, managed services, cloud computing and wireless backhaul.  Headquartered in Mattoon, IL, the Company has been providing services in many of its markets for more than a century.

Safe Harbor
The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions.  Certain statements in this press release are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results.  There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements.  These risks and uncertainties include a number of factors related to our business, including economic and financial market conditions generally and economic conditions in our service areas; various risks to shareholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; various risks to the price and volatility of our common stock; changes in the valuation of pension plan assets; the substantial amount of debt and our ability to repay or refinance it or incur additional debt in the future; our need for a significant amount of cash to service and repay the debt and to pay dividends on the common stock; restrictions contained in our debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with our possible pursuit of acquisitions; system failures; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of our network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; and liability and compliance costs regarding environmental regulations. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in our filings with the Securities and Exchange Commission, including our reports on Form 10-K and Form 10-Q.  Many of these circumstances are beyond our ability to control or predict.  Moreover, forward-looking statements necessarily involve assumptions on our part.  These forward-looking statements generally are identified by the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “intend”, “plan”, “should”, “may”, “will”, “would”, “will be”, “will continue” or similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Consolidated Communications Holdings, Inc. and its subsidiaries to be different from those expressed or implied in the forward-looking statements.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this press release.  Furthermore, forward-looking statements speak only as of the date they are made.  Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we disclaim any intention or obligation to update or revise publicly any forward-looking statements.  You should not place undue reliance on forward-looking statements.

Company Contact:
Matt Smith
VP of Finance & Treasurer
217-258-2959
matthew.smith@consolidated.com